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                                                                     EXHIBIT 2.4


                              THIRD AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE

                           Telegraph Hill Apartments
                            Albuquerque, New Mexico

     This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Third Amendment") is made as of the 30th day of September, 1996 by and between First Capital Insured Real Estate Limited Partnership, an Illinois limited partnership ("Seller") and Security Capital Pacific Trust, a Maryland real estate investment trust ("Purchaser").

     WHEREAS, the parties hereto have entered into an Agreement of Purchase and Sale, dated August 2, 1996 ("Purchase Agreement"), whereby Seller agreed to sell and Purchaser agreed to purchase certain real property located in Albuquerque, New Mexico, as described in the Purchase Agreement (the "Property"); and

     WHEREAS, the parties desire to modify the Purchase Price;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

     1.   Purchase Price. The Purchase Price set forth in Section 1.1(d) of the
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Purchase Agreement ($8,150,000.) is deleted and replaced with $8,100,000.

     2.   Counterparts/Delivery. This instrument may be executed in any number
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of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement. The parties hereto may exercise and deliver this instrument by forwarding facsimile, telefax, or other means of copies of this instrument showing execution by the parties ending the same, and the parties agree and intend that such signature shall have the same effect as an original signature, that the parties shall be bound by such means of execution and delivery, and that the parties hereby waive any defense to validity based on any such copies or signatures.

     3.   Continued Validity. Except as amended hereby, each of the Purchase
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Agreement and the Escrow Agreement shall remain in full force and effect.
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     4.   Captions. Headings of paragraphs are for convenience or reference only
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and shall not be construed as part of this Amendment.

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date set forth above.

SELLER: FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership

                                      By:  First Capital Financial
                                           Corporation, a Florida
                                           corporation, its General
                                           Partner

                                      By:    /s/ Michael S. Gast
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                                      Name:  Michael P. Gast
                                           --------------------------------
                                      Title: Assistant Vice President
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PURCHASER:                            SECURITY CAPITAL PACIFIC TRUST

                                      By:      /s/ Pamela D. Porter
                                         ----------------------------------
                                      Name:      Pamela D. Porter
                                      Title:      Vice President